Exhibit 99.1

In re Washington Mutual, Inc., et al.

Case No. 08-12229 (MFW)

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name: Washington Mutual, Inc., et al	Bank: Various

Bankruptcy Number: 08-12229 (MFW)	Account Number: Various

Date of Confirmation: February 23, 2012	Account Type: Various

Reporting Period (month/year): July 1, 2018 through September 30, 2018

Beginning Cash Balance:	$15,049,820
All receipts received by WMI Liquidating Trust (“Trust”) on behalf of the Debtors:
Cash Sales / Interest:	$78,104
Collection of Accounts Receivable:	$1,110,911
Proceeds from Litigation / Settlement:	$0
Sale of Debtor’s Assets:
Other Cash Receipts /Transfers:	$292,195
Total of cash received:	$1,481,210
Total of cash available:	$16,531,030
Less all disbursements or payments (including payments made under the confirmed plan) made by the Trust:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals:	$0
Disbursements made pursuant to the administrative claims of bankruptcy professionals:	$656,926
All other disbursements made in the ordinary course:	$481,826
Total Disbursements	$1,138,752
Maturity (Purchase) of Short-term Investments as allowed by U.S.C. Section 345(b) and the Liquidating Trust Agreement	$10,266,911
Ending Cash Balance:	$25,659,189

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

10/30/18	John Maciel	Chief Financial Officer
Date	Name/Title

WMI Liquidating Trust

September 2018 Quarterly Summary Report — UNAUDITED

TABLE OF CONTENTS

Page	Description
3	Background/Disclaimer

5	Schedule of Cash Receipts and Disbursements - Quarterly

6	Schedule of Cash Receipts and Disbursements - Cumulative

7	Statement of Net Assets in Liquidation (Balance Sheet)

8	Statement of Changes in Net Assets in Liquidation (Income Statement)

9	Notes to the Financial Statements

13	Rollforward of Liquidating Trust Interests

14	Next Dollar Analysis - September 30, 2018

15	Rollforward of Disputed Claims Reserve

BACKGROUND / DISCLAIMER

This Quarterly Summary Report of WMI Liquidating Trust (the “Trust”), as successor-in-interest to Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (together referred to as the “Debtors”), to the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) covering the period from July 1, 2018 through September 30, 2018, was prepared solely for the purpose of complying with the quarterly operating guidelines as described in the Chapter 11 Trustee Handbook, United States Department of Justice, May 2004 in accordance with 28 U.S.C. §1746(2). This Quarterly Summary Report is limited in scope, covers only a limited time period, and is not intended to serve as a basis for investment in any security of any issuer. This Quarterly Summary Report was prepared in accordance with liquidation basis accounting. The financial data reflected in this document is not audited or reviewed by an independent registered public accounting firm and is subject to future adjustment and reconciliation. Given its special purpose and limited scope, this report does not include all adjustments and notes that would be required to be reported in accordance with U.S. Generally Accepted Accounting Principles as adopted by the Financial Accounting Standards Board (“FASB”). Results set forth in the Quarterly Summary Report should not be viewed as indicative of future results. This disclaimer applies to all information contained herein.

On September 26, 2008 (the “Petition Date”), the Debtors commenced voluntary cases under chapter 11 of title 11 of the United States Code with the Bankruptcy Court. Prior to the Petition Date, on September 25, 2008, the Director of the Office of Thrift Supervision appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Washington Mutual Bank (“WMB”), a subsidiary of WMI, and advised WMI that the receiver was immediately taking possession of WMB’s assets. Immediately after its appointment as receiver, the FDIC sold substantially all the assets of WMB, including the stock of Washington Mutual Bank fsb, to JPMorgan Chase Bank, National Association (“JPMC”), pursuant to that certain Purchase and Assumption Agreement, Whole Bank, dated September 25, 2008.

The Bankruptcy Court confirmed the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code that the Debtors filed with the Bankruptcy Court on December 12, 2011 (and as subsequently amended and modified from time to time, the “Plan”), by order, dated February 23, 2012 (the “Confirmation Order”) [D.I. 9759]. After the satisfaction or waiver of the conditions described in the Plan, the transactions contemplated by the Plan were consummated on March 19, 2012 (the “Effective Date”), and, on March 23, 2012, the Debtors made initial distributions to creditors pursuant to the Plan (the “Initial Distribution”). WMI emerged on the Effective Date as a newly reorganized company, WMIH Corp. (formerly known as WMI Holdings Corp, “Reorganized WMI”).1

In addition, the Plan provided for the creation of the Trust, which was formed on March 6, 2012, pursuant to the execution of a liquidating trust agreement, dated March 6, 2012, by and among the Debtors, William C. Kosturos, as the liquidating trustee (the “Liquidating Trustee”), and Delaware Trust Company (formerly known as CSC Trust Company of Delaware) as the Delaware resident trustee (the “Resident Trustee”) (as amended, the “Liquidating Trust Agreement”). On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution or whose claims remain disputed. The Trust is a successor-in-interest to the Debtors pursuant to the Plan and the Liquidating Trust Agreement. The Trust had an initial term of three years from the Effective Date, subject to extension for up to an additional three (3) years (subject to certain limited exceptions) with the approval of the Bankruptcy Court. On January 5, 2015, the Trust filed a motion for an order authorizing a three-year extension of the term of the Trust (the “Extension Motion”). On January 23, 2015, the Extension Motion was approved by the Bankruptcy Court, extending the Trust’s term for a period up to March 19, 2018. Administration of the Trust is not complete, with claims remaining to be reconciled and certain assets remaining to be collected. Accordingly, the Trust filed a request with the Internal Revenue Service and on November 21, 2017, the IRS notified the Trust that extension of the Trust’s term will not adversely affect the determination that the Trust is a liquidating trust and ruled that the term of the Trust may be extended up to an additional three years (i.e. through March 19, 2021). Thereupon, the Trust filed a corresponding motion with the Bankruptcy Court to extend the term of the Trust to such date. On December 20, 2017, and without objection of any party, the Bankruptcy Court approved the motion to extend the term of the Trust.

[1]	The Trust understands that WMIH Corp changed its name to Mr. Cooper Group, Inc. on or about October 9, 2018.

As successor-in-interest to WMI, the Trust bears the responsibility for reporting to the Bankruptcy Court. The Trust reports in accordance with liquidation basis accounting, which requires the reporting entity to report its assets and liabilities based on net realizable values, or the cash the Trust expects to receive for its assets. For purposes of the Quarterly Summary Reports, management has used the fair market values assigned to the assets for tax reporting purposes. Valuation of assets requires management to make difficult estimates and judgments. Management has used the services of an independent valuation firm to make its estimates for select assets. Estimates necessarily require assumptions, and changes in such assumptions over time could materially affect the results. Due to the inherently uncertain nature of estimates and underlying assumptions, the actual cash to be received by the Trust from liquidation of assets and liabilities will likely be different than reported. Ongoing adjustments and reconciliations will be reflected in future Quarterly Summary Reports filed with the Bankruptcy Court (which the Trust files with the U.S. Securities and Exchange Commission, or “SEC,” under cover of Form 8-K), and in the Trust’s modified annual report on Form 10-K filed with the SEC for each fiscal year ending December 31.

The information provided in the notes to the financial statements is provided to offer additional information to the readers of this report. However, the information is not complete and should be read in conjunction with the Plan and Disclosure Statement. In addition, readers are encouraged to visit the Trust’s website at www.wmitrust.com, which contains links to the Trust’s filings with the SEC and documents filed with the Bankruptcy Court, including the Plan and Disclosure Statement.

WMI Liquidating Trust

September 2018 Quarterly Summary Report - UNAUDITED

Schedule of Cash Receipts and Disbursements - Quarterly

	For the Quarter ended September 30, 2018
	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - June 30, 2018	$8,912,982	$—	$6,136,838	$—	$15,049,820
Receipts
Interest /Investment Income Received	46,502	—	31,602	—	78,104
Treasury Bill accretion	—	—	—	—	—
Sale / Monetization of Debtor’s assets	1,110,911	—	—	—	1,110,911
Collection of tax receivable	—	—	—	—	—
Proceeds from Litigation	—	—	—	—	—
Proceeds from run-off notes	—	—	—	—	—
Reimbursement for tax professional fees	—	—	—	—	—
Distribution from subsidiaries	—	—	—	—	—
Other receipts	292,195	—	—	—	292,195

Total Receipts	1,449,608	—	31,602	—	1,481,210

Transfers
Disallowance of disputed claims	563,480	—	(563,480)	—	—
Allowance of disputed claims	—	—	—	—	—
Allowance of unreserved claims	—	—	—	—	—
Distribution to disputed Liquidating Trust Interests	—	—	—	—	—
Claims disallowed for non-release	—	—	—	—	—
Release from litigation reserve	—	—	—	—	—
Other transfers	—	—	—	—	—

Total transfers	563,480	—	(563,480)	—	—

Disbursements/Payments
Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	—	—	—	—	—
Disbursements to newly released / allowed claims	—	—	—	—	—
Other disbursements to allowed claimants (taxes, releases, etc)	—	—	—	—	—
Disbursements made for bankruptcy expenses
For services prior to the effective date	—	—	—	—	—
For services after the effective date	656,926	—	—	—	656,926
Disbursements in ordinary course:
Salaries and benefits	330,744	—	—	—	330,744
Travel and other expenses	8,366	—	—	—	8,366
Occupancy and supplies	53,703	—	—	—	53,703
Other outside services	5,712	—	—	—	5,712
Other disbursements	13,301	—	—	—	13,301
Trust Advisory Board fees and expenses	70,000	—	—	—	70,000

Disbursements in ordinary course	481,826	—	—	—	481,826

Total Disbursements	1,138,752	—	—	—	1,138,752

Change in Short-term Investments
Maturity/(Purchase) of US. Gov’t Securities	58,630	—	10,208,281	—	10,266,911

Ending Cash and Cash Equivalents	9,845,948	—	15,813,241	—	25,659,189

Ending Short-Term Securities	19,621,776		51,945,192		71,566,968

Total Cash and Short-Term Securities	$29,467,724	$—	$67,758,433	$—	$97,226,157

WMI Liquidating Trust

September 2018 Quarterly Summary Report - UNAUDITED

Schedule of Cash Receipts and Disbursements - Cumulative

	From the Effective Date through September 30, 2018
	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - Effective Date	$140,117,720	$20,000,000	$725,779,642	$53,738,857	$939,636,219
Receipts
Interest /Investment Income Received	708,316	—	1,110,124	10,158	1,828,599
Treasury Bill accretion	41,056	—	363,777	—	404,833
Sale / Monetization of Debtor’s assets	5,780,129	—	—	—	5,780,129
Collection of tax receivable	71,700,000	—	—	—	71,700,000
Proceeds from Litigation	26,649,429	—	—	—	26,649,429
Proceeds from run-off notes	53,865,340	—	1,648,734	—	55,514,074
Distribution from subsidiaries	3,876,211	—	—	—	3,876,211
Reimbursement for tax professional fees	1,519,804	—	—	—	1,519,804
Other receipts	6,951,233	—	12,623	904,517	7,868,374

Total Receipts	171,091,519	—	3,135,258	914,675	175,141,453

Transfers
Disallowance of disputed claims	651,226,723	—	(651,226,723)	—	—
Allowance of disputed claims	—	—	(62,541,646)	62,541,646	—
Allowance of unreserved claims	(150,528)	—	—	150,528	—
Distribution to disputed Liquidating Trust Interests	(52,008,569)	—	52,008,569	—	—
Claims disallowed for non-release	14,213,262	—	—	(14,213,262)	—
Release from litigation reserve	14,127,159	(14,127,159)	—	—	—
Other transfers	1,527,305	—	—	(1,527,305)	—

Total transfers	628,935,352	(14,127,159)	(661,759,800)	46,951,607	—

Disbursements/Payments
Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	763,657,582	—	—	(10,937,075)	752,720,507
Disbursements to newly released / allowed claims	—	—	—	101,021,880	101,021,880
Other disbursements to allowed claimants (taxes, releases, etc)	44,004	—	—	11,520,334	11,564,338
Disbursements made for bankruptcy expenses
For services prior to the effective date	49,874,229	—	—	—	49,874,229
For services after the effective date	75,257,831	5,872,842	—	—	81,130,673
Disbursements in ordinary course:
Salaries and benefits	12,450,546	—	—	—	12,450,546
Travel and other expenses	356,559	—	—	—	356,559
Occupancy and supplies	2,898,375	—	—	—	2,898,375
Other outside services	1,949,877	—	—	—	1,949,877
Other disbursements	819,293	—	18,989	—	838,282
D&O Insurance	662,245	—	—	—	662,245
Trust Advisory Board fees and expenses	2,783,940	—	—	—	2,783,940

Disbursements in ordinary course	21,920,834	—	18,989	—	21,939,823

Total Disbursements	910,754,480	5,872,842	18,989	101,605,139	1,018,251,450

Change in Short-term Investments
Maturity/(Purchase) of US. Gov’t Securities	(19,544,163)	—	(51,322,870)	—	(70,867,033)

Ending Cash and Cash Equivalents	9,845,948	—	15,813,241	—	25,659,189

Ending Short-Term Securities	19,621,776		51,945,192		71,566,968

Total Cash and Short-Term Securities	$29,467,724	$—	$67,758,433	$—	$97,226,157

WMI Liquidating Trust

September 2018 Quarterly Summary Report - UNAUDITED

Statements of Net Assets in Liquidation

(Liquidation Basis)

	9/30/2018	Effective Date
Assets:
Cash and short-term investments	$29,467,724	$140,117,720
Cash held in reserve for litigation costs	—	20,000,000
Cash and short-term investments - DCR	67,758,433	725,779,642
Other restricted cash	—	53,738,857

Total cash and and short-term securities	97,226,157	939,636,219

Global Settlement/Other taxes receivable	5,300,000	96,000,000
Runoff notes	—	127,851,091
Runoff notes held in reserve for disputed claims	—	1,232,742
Investment in subsidiaries	—	3,715,263
Directors and officers litigation	—	—
Prepaid expenses	357,227	948,080
Other assets	35,691	2,285,732

Total assets	$102,919,074	$1,171,669,128

Liabilities:
Pre-effective date liabilities	$—	$94,112,477
Cash held for allowed claimants	—	53,471,976
Estimated costs to operate trust (See Notes 2 and 7 for further information)	14,164,397	40,000,000
Accounts payable	—	6,123,945
Accrued wages and benefits	535,599	18,261
Other accrued liabilities	609,976	133,441
Accrued liabilities - DCR	2,270	—

Total liabilities	15,312,241	193,860,100

Net assets in liquidation:
Net assets subject to disputed claims	67,756,163	727,012,384
Net assets available to Liquidating Trust Interests	19,850,670	250,796,644

Total net assets	87,606,833	977,809,028

Total liabilities and net assets	$102,919,074	$1,171,669,128

The accompanying notes are an integral part of this unaudited financial statement.

WMI Liquidating Trust

September 2018 Quarterly Summary Report - UNAUDITED

Statement of Changes in Net Assets in Liquidation

(Liquidation Basis)

	Quarter Ended 9/30/2018	Cumulative to Date
Net assets, beginning:	$87,157,789	$977,809,028
Income
Interest / Investment income	472,851	35,970,679
Litigation Proceeds	1,110,911	28,514,199
Earnings / (Losses) from subsidiaries	—	160,949
Recovery of/(Additional) pre-effective expense	—	66,381,944
Other income / (Expense)	—	3,906,656

Total income	1,583,763	134,934,427

Expenses
Payroll and benefits	325,260	9,229,772
Occupancy and supplies	40,810	1,773,815
Professional fees & services	1,040,071	78,246,040
Other expenses	73,391	3,638,760

Total operating expenses	1,479,533	92,888,387
Change in reserve for costs to operate trust	(1,479,533)	(25,835,603)
Litigation expenses	—	5,875,843

Added / (Reduced) Expense	—	72,928,627

Changes in Market Value
Directors & Officers litigation receivable	(1,134,719)	—
Global Settlement Agreement Receivable	—	(19,000,000)

Total changes in market value	(1,134,719)	(19,000,000)

Other items
Allowed Claims	—	(62,541,601)
Disbursement to Liquidating Trust Interests - cash	—	(763,657,582)
Disbursement to Liquidating Trust Interests - runoff notes	—	(106,627,732)
Other disbursements	—	(381,080)

Total changes in Net Assets	449,044	(890,202,195)

Net assets, ending	$87,606,833	$87,606,833

The accompanying notes are an integral part of this unaudited financial statement.

NOTES TO FINANCIAL STATEMENTS

(Unless otherwise defined herein, all capitalized terms have the same meaning as defined in the Plan)

Note 1: Establishing the Trust

The Plan provides for the creation of the Trust. On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full as part of the Initial Distribution made on or about March 23, 2012, or whose claim was disputed or otherwise unresolved. The Trust is and will continue to be responsible for liquidating, converting to cash, and distributing the Trust’s assets to the Trust’s beneficiaries. The beneficiaries have received, and will continue to receive, under certain circumstances as specified by the Plan, beneficial interests in the Trust in exchange for their unpaid claims against or equity interests in the Debtors (“Liquidating Trust Interests” or “LTIs”). The LTIs are not transferable except by will, intestate succession or operation of law. The outstanding balance for LTIs as of September 30, 2018 is reported on the “Rollforward of Liquidating Trust Interests” included in this report.

Creditors who held unpaid claims as of the Effective Date and who were projected to receive recoveries under the Plan as of such date have received or will receive LTIs for their unpaid Allowed Claims entitling them to distributions from or by the Trust in accordance with the subordination provisions of the Plan. If distributions from the Trust become available to creditors and former holders of equity securities issued by WMI who provided timely releases in accordance with the plan, and have not received LTIs, additional LTIs will be issued to effectuate future distributions.

In addition, the Liquidating Trustee administers the Disputed Claims Reserve (“DCR”). Holders of claims that have not been allowed did not receive cash or LTIs as part of the Initial Distribution, and such assets were transferred to the DCR pending resolution of claims. Since the Effective Date, the DCR balances have changed due to the disallowance or allowance of disputed claims as well as payment on behalf of LTIs held by the DCR.

The Trust, as a liquidating trust, is intended to qualify as a grantor trust for U.S. federal and state income tax purposes. A grantor trust is generally not treated as a separate taxpaying entity (i.e., it is treated as a pass-thru entity); as such, we do not anticipate that the Trust will be subject to U.S. federal or state income taxation. See Note 4.

Note 2: Liquidation Basis Accounting

Given the liquidating nature of the Trust, management is reporting its financial statements using liquidation basis accounting, consistent with FASB Accounting Standards Codification (“ASC”) Topic 205-30 (“ASC 205-30”). Liquidation basis accounting may be considered GAAP for entities that do not intend to continue as a going concern.

Key elements of liquidation basis accounting as set forth in ASC 205-30 include:

•

Presentation of an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The Trust is reporting the values consistent with the values used for tax purposes, which were based on estimates made by an independent valuation firm for select assets.

•	An entity should recognize and measure its liabilities in accordance with U.S. GAAP that otherwise applies to those liabilities.

•

Instead of a balance sheet and income statement, the Trust provides a Statement of Net Assets in Liquidation and Statement of Changes in Net Assets in Liquidation. The Statement of Net Assets should report assets and liabilities at the amount of cash expected to be received or paid in liquidation. Such a report is inherently uncertain, as it is based on estimates and assumptions. The cash amounts actually received and paid could be materially different than the reported balances.

•

The entity is required to accrue and separately present the costs that it expects to incur, and the income that it expects to earn, during the expected duration of liquidation, including any costs associated with the sale or settlement of those assets and liabilities.

On the Effective Date, the Trust recorded a liability (the “Operating Reserve”)2 of $40.0 million to operate the Trust. Due to the passage of time and the ongoing nature of certain litigation and claims reconciliation, the actual and expected operating costs have increased over time. As part of the Trust’s annual budgeting process for the 2018 fiscal year (and consistent with its prior practice), management reevaluated the ongoing operations of the Trust, including costs and expenses to litigate the Trust’s objections to remaining disputed claims, including the employee claims litigation (as discussed below in Note 7) and to monetize the Trust’s remaining assets. During the quarter ended September 30, 2018, the Trust incurred operating expenses of $1.5 million. Based on the approved budget and current conditions, management estimates total expenses for the remainder of the Trust to be approximately $14.2 million. The Trust currently estimates total costs from the Effective Date through the end of the Trust, to be $107.0 million.

The Trust does not have predictable revenue-generating operations; therefore, in an effort to ensure that the Trust has adequate funds on hand to fund the possible increase in operational costs associated with, among other things litigating employee claims to final resolution, as of September 30, 2018, the Trust withheld $10.1 million from funds otherwise available for distribution. After giving effect to this additional “hold-back,” total funds available for operational purposes totals approximately $24.3 million.

Note 3: Distributions to LTI Holders

The Plan and Liquidating Trust Agreement provide that the Trust will make distributions on at least a quarterly basis, subject to the availability of distributable cash and certain exceptions. No excess cash was generated or received during the quarter. Therefore, while the next regularly scheduled Distribution Date is November 1, 2018, the Trust will not make a quarterly cash distribution to LTI holders on that date.

Note 4: Disputed Claims Reserve

From and after the Effective Date, the Trust retains, for the benefit of each holder of a disputed claim, cash, LTIs, as well as any dividends, gains or income attributable in respect of any of the foregoing. The amounts retained are calculated as if each of the claims were an Allowed Claim in an amount equal to the lesser of (i) the liquidated amount set forth in the filed proof of Claim relating to such Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code and constitutes and represents the maximum amount in which such Claim may ultimately become an Allowed Claim, and (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee; provided, however, that the recovery by any holder of a Disputed Claim shall not exceed the lesser of (i), (ii), and (iii) above.

Pursuant to the Plan and the Liquidating Trust Agreement, the Liquidating Trustee (A) treats the DCR as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and will make any appropriate elections) and (B) to the extent permitted by applicable law, reports consistently with the foregoing for state and local income tax purposes. Accordingly, the DCR is a separate taxable entity for U.S. federal income tax purposes, and all distributions from such reserve are taxable to the reserve as if sold at fair market value. Any distributions from the DCR will be treated for U.S. federal income tax purposes as if received directly by the recipient from the Debtors on the original claim or equity interest of such recipient.

On the Statement of Net Assets, as of September 30, 2018, DCR assets include cash and investment securities of $67.8 million. The DCR, by reason of its allocable ownership of LTI assets on behalf of disputed claimants, is entitled to a pro rata share of the remaining assets of the Trust. Assets of the DCR will be made available to the LTI holders in accordance with the Plan as and when disputed claims become disallowed. For further information regarding the DCR, see the “Rollforward of Liquidating Trust Interests” and the “Rollforward of Disputed Claims Reserve” included in this report.

[2]	On the balance sheet, the item titled “Estimated cost to operate trust” is herein referred to as “the Operating Reserve.”

Note 5: Global Settlement Agreement / Other Taxes Receivable

Pursuant to the Plan and the Global Settlement Agreement with JPMC and the FDIC, the Trust and JPMC share in all future net tax refunds payable on account of consolidated federal income tax returns and on account of consolidated, combined, or unitary state returns filed by WMI and its subsidiaries (the “WMI Group”) for all tax years prior to 2009 on a 20% / 80% pro rata basis, respectively. On the Effective Date, there were two litigation actions pending with respect to claimed federal income tax refunds and there were several state tax refunds pending from certain states. An escrow account (the “Tax Refund Escrow”) was established to accumulate net tax refunds in accordance with the terms of the Global Settlement Agreement (“GSA”). Taking into account the results of tax litigation below, and various other items including the close out of the Tax Refund Escrow account, the balance of $5.3 million represents management’s estimate of the activities remaining regarding other taxes receivable.

WMI initiated a suit in the United States District Court of Western Washington at Seattle (“Washington District Court”) and two suits (subsequently combined into a single action) in the United States Court of Federal Claims (“Court of Claims”) claiming federal tax refunds for deductions for the amortization and abandonment of certain intangible assets by a predecessor corporation in the 1990 through 1995 and the 1998 tax years. In addition to claiming deductions relating to certain intangible assets in the Court of Claims suit for 1995, WMI claimed a refund for taxes paid as a result of an Internal Revenue Service (“IRS”) audit adjustment accelerating the recognition of certain income into the 1995 tax year. The Washington District Court action is finalized with the Ninth Circuit ultimately holding that WMI did have a tax basis in the assets acquired but that it failed in meeting its burden of proof as to determining the proper amount of the refund to which it was entitled.

The last Court of Claims action was litigated in a trial that commenced on February 16, 2016. On February 21, 2017, the Court of Claims issued its opinion in which it dismissed the case brought by the WMI Group with prejudice; as such, the WMI Group cannot amend the complaint to address any alleged deficiencies. The Court of Claims held that the WMI Group did not meet the burden of proof as to the value of the acquired intangibles and that the Court of Claims was unable to allocate the purchase price among the acquired intangibles. On April 20, 2017, the WMI Group filed an appeal of this decision with the United States Court of Appeals for the Federal Circuit (the “Court of Appeals”). The hearing before the Court of Appeals was held on May 2, 2018. On June 4, 2018, the Court of Appeals issued its ruling in which it affirmed the decision of the Court of Claims. On July 19, 2018, the Trust filed a petition for rehearing en banc with the United States Court of Appeals for the Federal Circuit. On September 13, 2018, the United States Court of Appeals for the Federal Circuit denied the motion for rehearing. No further action on the Court of Claims action is anticipated and the value of the litigation is $0.

The State of Washington owes the Trust approximately $3.4 million of Business & Occupancy (“B&O”) tax refunds from 2004 and 2005. Such taxes were not paid by the WMI Group; therefore, such refunds are not subject to the allocation formula set forth in the GSA.

The Trust used the services of an independent valuation firm to estimate the value of remaining items in other taxes receivable. As of September 30, 2018, the estimated value of the asset is $5.3 million. While the value of the Court of Appeals action is now zero, the value of the B&O Tax refund, refunds due from the State of Illinois and the return of excess funds from the Tax Escrow are sufficient to support the valuation of $5.3 million.

Note 6: Disputed Equity Escrow

In addition to the DCR, the Plan established a Disputed Equity Escrow to hold shares of Reorganized WMI common stock for distribution based on the resolution of disputed equity interests. A dismissal of disputed equity interests will result in a distribution to common shareholders of Reorganized WMI consistent with the allocation of, and manner of distribution of, common shares on the Effective Date. The shares and any cash that may be distributed on behalf of the shares are held in a separate escrow account that is not recorded as an asset of the Trust. The Liquidating Trustee is the escrow agent for the Disputed Equity Escrow. The Disputed Equity Escrow is taxed in a similar manner to the DCR (see description above). All expenses of administering the Disputed Equity Escrow (other than taxes) are borne by the Trust. Costs incurred cumulative-to-date total $7,500.

As of September 30, 2018, approximately 1.5 million shares of Reorganized WMI common stock and no cash remained in the Disputed Equity Escrow.

On October 10, 2018, the Trust was advised that Reorganized WMI would execute a reverse 1-for-12 stock split that was approved by shareholders at a special meeting held on October 9, 2018. After the stock split was executed, on October 11, 2018, the Disputed Equity Escrow now holds 128,857 shares of Reorganized WMI. Cash-in-lieu of fractional shares to be received is a de minimis amount.

Note 7: Employee Related Claims

As of September 30, 2018, the DCR held $66.3 million of cash in reserve on account of the Employee Claims, with the aggregate remaining amount of those claims totaling approximately $61.5 million.

Based upon the respective decisions of the Delaware District Court and the D.C. District Court3, by motion, dated August 30, 2018, (the “Trust Motion”) the Trust asked the Bankruptcy Court to disallow the employee claimants’ claims, authorize the distribution of funds and interest accrued thereon in the DCR and, in the event such relief was granted, dismiss certain adversary proceedings against certain of the employee claimants. The employee claimants opposed such motion and cross-moved to seek an order of the Bankruptcy Court finding that the Trust is not a covered company under applicable federal banking regulations and to disregard the orders and decisions of the Delaware District Court and the D.C. District Court. At a hearing on October 16, 2018, following oral argument, the Bankruptcy Court granted the Trust Motion, finding that the decisions of the Delaware District Court and the D.C. District Court are binding on the Trust and all parties and that the Trust is prohibited from making payments on the account of the subject claims. An order consistent with the Court’s decision has been submitted for entry. Entry of the order is pending potential appeals by claimants in the employee claims litigation.

Based on the Court’s October 16, 2018 ruling, the previously entered scheduling orders for the employee claims litigation have been rendered moot.

Note 8: Director and Officer Downstream Litigation Asset

In June 2015, the Trust received $37.0 million related to the 2014 settlement of its litigation with former WMI Directors and Officers (the “D&O Litigations”). The Trust retained $26.3 million and distributed $7.7 million, after adjustment, to Reorganized WMI on June 23, 2015, as contemplated by the Plan. Creditors who made elections for Reorganized WMI common stock, as discussed above, had their LTI balance reduced by a pro rata share of the $7.7 million, after adjustment, distributed to Reorganized WMI.

The settlement was contingent upon entering into a Reserve Settlement Agreement (the “RSA”) related to the D&O Litigations. On July 21, 2015, the Trust funded a segregated account (the “Reserve”) with $3.0 million, as anticipated by the RSA. On September 26, 2018, the Trust received the final scheduled distribution of $1.5 million from the Reserve. The Trust retained $1.1 million and distributed approximately $363,000 to Reorganized WMI. In total, distributions from the RSA to the Trust were $2.24 million and Reorganized WMI was paid approximately $732,000. Creditors who made elections for Reorganized WMI common stock had their LTI balances reduced by a pro rata share of the $732,000 distributed to Reorganized WMI.

As of September 30, 2018, there are no further amounts due from the Reserve.

[3]

For additional detail regarding the history of the Employee Claims Litigations, including the various filings and rulings made and/or received over time, please see Quarterly Summary Reports (each a “ QSR) filed by the Trust, including the QSR filed with respect to the quarter ended June 30, 2018.

WMI Liquidating Trust

September 2018 Quarterly Summary Report - UNAUDITED

Rollforward of Liquidating Trust Interests (1)

	Beginning — 07/01/18	Post Effective Accretion	Allowed	Disallowed	Disbursement	Other	Ending — 09/30/18	09/30/18 - 11/01/18 Accretion	Projected 11/01/18 Distribution	Projected Ending Balance
PIERS (Tranche 4)	39,147,934	$191,027	$—	$—	$—	$—	$39,338,961	$66,663	$—	$39,405,623
Remaining Postpetition Interest Claim (Tranche 4) (2)	10,154,879	49,552	—	—	—	—	10,204,431	17,292	—	10,221,723
Allowed General Unsecured Claims (Tranches 2-4)	562,482	2,745	—	—	—	—	565,227	958	—	566,184

LTI balances — Current LTI holders	49,865,295	243,324	—	—	—	—	50,108,619	84,912	—	50,193,531
LTI balances — Disputed Claims (GUC)	449,934	2,196	—	$(3,624)	—	—	448,505	760	—	449,265

TOTAL LTI Balances	$50,315,229	$245,520	$—	$(3,624)	$—	$—	$50,557,124	$85,672	$—	$50,642,797

NOTES

*	Holders of Liquidating Trust Interests will receive statements of their individual LTI holdings outlining the respective rollforward activity through 11/01/18.
1)

Liquidating Trust Interests are not issued to holders of subordinated claims and equity interests. Additional LTIs will only be issued to holders of subordinated claims and equity interests if proceeds exceed the face amounts issued to current LTI holders.

2)

A Claim by a holder of an Allowed Senior Notes Claim with respect to Floating Rate Notes against any of the Debtors or the Debtors’ estates for interest accrued during the period from the Petition Date up to and including the date of final payment of such Claim, in an amount equal to (a) such holder’s Postpetition Interest Claim minus (b) such holder’s Intercreditor Interest Claim.

WMI Liquidating Trust

Next Dollar Analysis - LTI Balance as of September 30, 2018

Remaining Aggregate Distribution	Distribution Description	LTI Distribution Recipient (1)
Up to $50,557,124	Until LTI holders of Remaining Post-Petition Interest, PIERS and GUC are paid in full	Remaining Post Petition Interest Claim — Senior Floating	20.2%
		General Unsecured Claims	2.0%
		PIERS CUSIPs	77.8%

NOTES:

(1)	The disputed claims (on an “as if allowed” basis) are included in the General Unsecured Claims percentages.

WMI Liquidating Trust

September 2018 Quarterly Summary Report - UNAUDITED

Rollforward of Disputed Claims Reserve

	Disputed Assets (1)	LTI (2)
Beginning Balance - 06/30/2018	67,991,094	449,934
Post-effective Accretion on LTI portion	—	2,196
Net Cash Interest Earned on Disputed Assets	328,549	—
Cash Distribution to Disputed LTIs	—	—
Less: Allowed Claims	—	—
Less: Disallowed Claims	(563,480)	(3,624)

Ending Balance - 09/30/2018	67,756,163	448,505

NOTES:

1)	“Disputed Assets” includes cash held for the benefit of disputed claims.
2)	The face amount of unpaid claims which represents a claim against the general assets of the Trust, distributable in accordance with the subordination provisions of the Plan.